UNITED STATES

                     SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                                 SCHEDULE 14A

           Proxy Statement Pursuant to Section 14(a) of the Securities
                       Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement

[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material pursuant to Section 240.14a-11 (e) or
     Section 240.14a-12


                          FRANKLIN ELECTRIC CO., INC.
                          ---------------------------
                (Name of Registrant as Specified In Its Charter)

            -------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)


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

                          FRANKLIN ELECTRIC CO., INC.






                            400 East Spring Street
                           Bluffton, Indiana 46714

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                   To Be Held
                   April 29, 2005 at 9:00 A.M., Central Time


To the Shareholders of
Franklin Electric Co., Inc.

     THE ANNUAL MEETING OF SHAREHOLDERS OF FRANKLIN ELECTRIC CO., INC. (THE "COMPANY"), AN INDIANA CORPORATION, WILL BE HELD AT THE OFFICE OF FRANKLIN FUELING SYSTEMS, INC., 3760 MARSH ROAD MADISON, WISCONSIN, ON FRIDAY, APRIL 29, 2005, AT 9:00 A.M., CENTRAL TIME. THE PURPOSES OF THE MEETING ARE TO:

1. Elect two directors for terms expiring at the 2008 Annual Meeting of Shareholders;

2. Approve the amendment and restatement of the Franklin Electric Co., Inc. Performance Incentive Stock Plan;

3. Ratify the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the 2005 fiscal year; and

4. Transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

     Only shareholders of record at the close of business on February 25, 2005 will be entitled to notice of and to vote at the Annual Meeting.

     You are urged to vote your proxy regardless of whether you plan to attend the Annual Meeting. If you do attend, you may nevertheless vote in person which will revoke any previously executed proxy.

PLEASE NOTE THAT THE ANNUAL MEETING WILL BE HELD AT THE COMPANY'S MADISON, WISCONSIN OFFICE RATHER THAN THE COMPANY'S HEADQUARTERS IN BLUFFTON, INDIANA.

By order of the Board of Directors.



                                       /s/ GREGG C. SENGSTACK
                                       -----------------------
                                       Gregg C. Sengstack
                                       Senior Vice President, Chief Financial
                                       Officer and Secretary

Bluffton, Indiana
March 21, 2005

                           FRANKLIN ELECTRIC CO., INC.
                             400 East Spring Street
                             Bluffton, Indiana 46714
                         ______________________________

                                 PROXY STATEMENT
                         ______________________________

                         Annual Meeting of Shareholders

                          To be Held on April 29, 2005

                               GENERAL INFORMATION

     This Proxy Statement and the enclosed proxy are furnished to shareholders in connection with the solicitation of proxies by the Board of Directors of Franklin Electric Co., Inc. (the "Company"), 400 East Spring Street,
Bluffton, Indiana, for use at the Annual Meeting of Shareholders to be held on April 29, 2005 or any adjournment or postponement thereof. This Proxy Statement, together with the Company's Annual Report to shareholders, including financial statements contained therein, is being mailed to shareholders on or about March 21, 2005. Neither the Annual Report nor the financial statements contained therein are to be considered part of this soliciting material.

     The expenses of solicitation, including the cost of printing and mailing, will be paid by the Company. Officers and employees of the Company, without additional compensation, may solicit proxies personally, by telephone or by facsimile. Arrangements will also be made with brokerage firms and other custodians, nominees and fiduciaries to forward proxy solicitation material to the beneficial owners of shares held of record by such persons, and the Company will reimburse such entities for reasonable out-of-pocket expenses incurred by them in connection therewith.

                              VOTING INSTRUCTIONS

     Shareholders may attend the Annual Meeting and vote their shares in person. Shareholders may also choose to submit their proxies by any of the following methods:

VOTING BY MAIL: Complete the enclosed proxy, date and sign it, and return it in the envelope provided.

VOTING BY TELEPHONE: Call the toll-free telephone number provided on the proxy. Telephone voting will be available through April 27, 2005, 24 hours a day. Detailed instructions will be provided during the call, and the procedures are designed to authenticate votes cast by using the last 4 digits of a shareholder's social security/taxpayer I.D. number. Shareholders that vote by telephone should not return the proxy card.

VOTING BY INTERNET: Sign on to the website address identified on the proxy. Internet voting will be available through April 27, 2005, 24 hours a day. Detailed instructions will be provided on the website, and the procedures are designed to authenticate votes cast by using the last 4 digits of a shareholder's social security/taxpayer I.D. number. Shareholders that vote by Internet should not return the proxy card.

      SHAREHOLDERS WHO ARE PARTICIPANTS IN THE COMPANY'S EMPLOYEE STOCK OWNERSHIP PLAN AND/OR DIRECTED INVESTMENT SALARY PLAN WILL RECEIVE A VOTING INSTRUCTION CARD THAT COVERS THE SHARES CREDITED TO THEIR PLAN ACCOUNTS. SUCH SHAREHOLDERS MAY NOT VOTE BY TELEPHONE OR INTERNET.

     If the enclosed proxy is properly voted, the shares represented thereby will be voted in the manner specified in the proxy. If a shareholder does not specify the manner in which the proxy shall be voted, the shares represented thereby will be voted:

*	FOR the election of the nominees for director as set forth in this Proxy
Statement;
*	FOR approval of the amendment and restatement of the Franklin Electric
Co., Inc. Performance Incentive Stock Plan;
*	FOR the ratification of the appointment of Deloitte & Touche LLP as the
Company's independent registered public accounting firm for the 2005 fiscal year; and
*	In accordance with the recommendations of management with respect to other matters that may properly come before the Annual Meeting.

     A shareholder who has executed a proxy has the power to revoke it at any time before it is voted by (i) delivering written notice of such revocation to Mr. Gregg C. Sengstack, Senior Vice President, Chief Financial Officer and Secretary, 400 East Spring Street, Bluffton, Indiana 46714, (ii) executing and delivering a subsequently dated proxy by mail, or voting by telephone or through the Internet at a later date, or (iii) by attending the Annual Meeting and voting in person.

             SHAREHOLDERS ENTITLED TO VOTE AND SHARES OUTSTANDING

     The Board of Directors of the Company fixed the close of business on February 25, 2005 as the record date (the "Record Date") for determining shareholders entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were 45,000,000 shares of common stock, $.10 par value (the "Common Stock"), authorized, of which 22,136,192 shares were outstanding. Each share of Common Stock is entitled to one vote on each matter submitted to a vote of the shareholders of the Company. Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspectors of election appointed for the Annual Meeting and will be counted as present for purposes of determining whether a quorum is present. A majority of the outstanding shares of Common Stock, present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum but will not be counted as votes cast on any matter submitted to shareholders. As a result, abstentions and broker non-votes will not have any effect on the voting results with respect to any of the matters scheduled to be submitted to shareholders at the Annual Meeting.

                         SECURITY OWNERSHIP OF CERTAIN
                               BENEFICIAL OWNERS

     The following table shows the persons known by the Company to be the beneficial owners of more than five percent of the Company's Common Stock as of February 25, 2005, unless otherwise noted. The nature of beneficial ownership is sole voting and investment power, unless otherwise noted.

NAME AND ADDRESS OF                 AMOUNT AND NATURE OF            PERCENT
BENEFICIAL OWNER                    BENEFICIAL OWNERSHIP           OF CLASS

Select Equity Group, Inc., jointly      3,359,292 (1)                15.18
with George S. Loening
380 Lafayette Street, 6th Floor
New York, NY 10003

Wells Fargo Bank Minnesota, N.A.        2,180,271 (2)                 9.85
Midwest Plaza, West Tower
Suite 700
801 Nicolette Mall
Minneapolis, MN 55479-0065

Patricia Schaefer                       2,000,084 (3)                 9.01
5400 Deer Run Court
Muncie, IN 47304

Diane D. Humphrey                       1,843,073                    8.33
2279 East 250 North Road
Bluffton, IN  46714

T. Rowe Price Associates, Inc.          1,625,200 (4)                 7.34
100 E. Pratt Street
Baltimore, MD  21202

(1) According to a Schedule 13G jointly filed with the SEC on February 14, 2005, Select Equity Group, Inc., Select Offshore Advisors, LLC and
George S. Loening have sole investment and voting power with respect to 3,359,292 shares, and no shared voting or investment power.
(2) Wells Fargo Bank holds these shares as Trustee under the Company's Employee Stock Ownership Plan (the "ESOP"), Directed Investment Salary
Plan (the "401(k) Plan"), and defined benefit pension plans. Share information is from February 25, 2005 Trust records provided by Wells
Fargo Bank. The shares held in the ESOP and 401(k) Plan will be voted pursuant to the direction of the participants to the extent these shares are allocated to participants' accounts. Unallocated shares and allocated shares for which no direction is received from participants will be voted by the Trustee in accordance with the direction of the Employee Benefits Committee of the Company. The Employee Benefits
Committee is appointed by the Company's Board of Directors to oversee the Company's employee benefit plans. In the absence of any direction from the Employee Benefits Committee, such shares will be voted by the Trustee in the same proportion that the allocated shares were voted, unless inconsistent with the Trustee's fiduciary obligations. The
Trustee has no investment power over allocated shares and has shared investment power over unallocated shares. The shares held in the defined benefit pension plans will be voted pursuant to the direction of the Employee Benefits Committee of the Company, which also has investment power over these shares.
(3) Includes 68,000 shares issuable pursuant to stock options exercisable within 60 days after February 25, 2005.
(4) According to a Schedule 13G filed with the SEC on February 14, 2005, T. Rowe Price Associates, Inc. has sole investment power with respect to 1,625,200 shares, sole voting power with respect to 722,400 shares and no shared voting or investment power. These securities are owned by various individual and institutional investors which T. Rowe Price Associates, Inc. serves as investment advisor with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, T.
Rowe Price Associates, Inc. is deemed to be a beneficial owner of such securities; however, T. Rowe Price Associates, Inc. expressly disclaims that it is, in fact, the beneficial owner of such securities.

                        SECURITY OWNERSHIP OF MANAGEMENT

     The following table shows the number of shares of Common Stock beneficially owned by directors, nominees, each of the executive officers named in the "Summary Compensation Table" below, and all executive officers and directors as a group, as of February 25, 2005. The nature of beneficial ownership is sole voting and investment power, unless otherwise noted.




NAME OF                           AMOUNT AND NATURE OF            PERCENT
BENEFICIAL OWNER                  BENEFICIAL OWNERSHIP           OF CLASS


Peter-Christian Maske                    329,632(1)(2)                1.47

R. Scott Trumbull                        237,790(1)(2)(3)             1.07

Donald J. Schneider                      235,417(1)(3)               1.06

Gregg C. Sengstack                       217,861(1)(2)                *

Robert H. Little                          96,181(1)                  *

Howard B. Witt                            95,133(1)                  *

Robert J. Stone                           81,590(1)(2)                         *

Jerome D. Brady                           66,156(1)(3)                *

Jess B. Ford                               8,266(1)(2)                *

David A. Roberts                               0(3)                  *

Diana S. Ferguson                              0(3)                  *

All directors and                      1,700,452(1)(2)(3)              7.33
executive officers as
a group

* Less than 1 percent of class

(1) Includes shares issuable pursuant to stock options exercisable within 60 days after February 25, 2005 as follows: Mr. Maske, 251,200; Mr.
Trumbull, 190,160; Mr. Schneider, 77,333; Mr. Sengstack, 101,200; Mr.
Little, 65,333; Mr. Witt, 77,333; Mr. Stone, 70,980; Mr. Brady, 65,333;
Mr. Ford, 3,200; and all directors and executive officers as a group,
1,068,192.
(2) Includes shares held by the ESOP Trustee as to which the individuals do not have investment power as follows: Mr. Maske, 1,908; Mr. Trumbull,
396; Mr. Sengstack, 6,497; Mr. Stone, 4,374; Mr. Ford, 3,511; and all
directors and executive officers as a group, 39,537.
(3)	  Excludes 1,798 stock units credited to Mr. Trumbull 3,904 stock units credited to Mr. Schneider, 5,042 stock units credited to Mr. Brady, 1,076 stock units credited to Mr. Roberts and 1,076 stock units credited to Ms. Ferguson pursuant to the terms of the Nonemployee Directors' Deferred Compensation Plan described under "Information About the Board and its Committees".

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, officers and greater than 10 percent shareholders of a registered class of the Company's equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock of the Company and to furnish the Company with copies of all Section 16(a) reports they file. Based solely on a review of the copies of these reports furnished to the Company and written representations that no other reports were required to be filed, the Company believes that its directors, officers and greater than 10 percent shareholders complied with all applicable
Section 16(a) filing requirements applicable to them during 2004, with one exception. Mr. Nevins filed a Form 4 disclosing a purchase of shares under the Company's 401(k) Plan outside of the required reporting period.

                            ELECTION OF DIRECTORS

     The Company's By-laws provide that the Board of Directors shall consist of three to eleven directors, with the exact number set by the Board of Directors by resolution. The Board of Directors currently consists of seven directors, divided into three classes of two or three directors each. Each year, the directors of one of the three classes are elected to serve terms of three years and until their successors have been elected and qualified. Two directors will be elected at the Annual Meeting this year. Directors are elected by the affirmative vote of a plurality of the shares voted (i.e., the two nominees who receive the most votes will be elected).

     Howard B. Witt and David A. Roberts have been nominated to serve as directors of the Company for terms expiring in 2008. Mr. Witt and Mr. Roberts are currently directors of the Company. The nominees have indicated their willingness to serve as a director if elected. If, however, any nominee is unwilling or unable to serve as a director, shares represented by the proxies will be voted for the election of another nominee proposed by the Board of Directors or the Board may reduce the number of directors to be elected at the Annual Meeting.

      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF EACH NOMINEE.

                INFORMATION CONCERNING NOMINEES AND DIRECTORS

     The ages, principal occupations during the past five years and certain other affiliations of the director nominees and the continuing directors, and the years in which they first became directors of the Company, are set forth below:

NOMINEES FOR TERMS EXPIRING IN 2008
                                                                  DIRECTOR
NAME AND POSITION          AGE  PRINCIPAL OCCUPATION               SINCE

Howard B. Witt,             64  Retired in 2005; Formerly           1994
  Director of the Company       Chairman of the Board,
                                President and Chief Executive
                                Officer, Littelfuse, Inc., a
                                manufacturer of electronic,
                                electrical and automotive fuses.
                                Director, Artisan Funds, Inc.

David A. Roberts            57  President and Chief Executive       2003
  Director of the Company       Officer, Graco, Inc., a
                                manufacturer of fluid-handling
                                equipment and systems since June
                                2001; formerly, Group Vice President,
                                The Marmon Group, Inc. a
                                diversified manufacturer, 1995
                                to 2001.

CONTINUING DIRECTORS
--------------------

DIRECTORS WHOSE TERMS EXPIRE IN 2006
                                                                  DIRECTOR
NAME AND POSITION          AGE  PRINCIPAL OCCUPATION               SINCE

Jerome D. Brady,            61  Retired in 2000; Formerly           1998
  Director of the Company       President & Chief Executive
                                Officer of C&K Components,
                                a manufacturer of electro-
                                mechanical switches. Director,
                                Circor International, Inc.

Robert H. Little,           69  Retired in 1997; Formerly           1987
  Director of the Company       President, Waddle Manufacturing
                                Inc., a producer of precision
                                fabrications for the
                                electronics and medical
                                device industries.

Diana S. Ferguson,          41  Senior Vice President, Corporate    2004
  Director of the Company       Development and Treasurer, Sara Lee
                                Corporation, a manufacturer of
                                consumer products, 2001 to Present;
                                prior thereto, Vice President,
                                Treasurer, Fort James Corporation,
                                a manufacturer of paper products,
                                2000; Director of Global Capital
                                Markets, Eaton Corporation, a
                                diversified manufacturer, 1995 to 2000.
                                Director, Peoples Energy Corporation.

DIRECTORS WHOSE TERMS EXPIRE IN 2007
                                                                   DIRECTOR
NAME AND POSITION          AGE  PRINCIPAL OCCUPATION                SINCE

Donald J. Schneider,        69  Chairman of the Board of Schneider   1988
  Director of the Company       National Inc., an asset based
                                logistics company.  Director of
                                Green Bay Packers.

R. Scott Trumbull,          56  Chairman of the Board                1998
  Chairman of the Board         and Chief Executive Officer
  and Chief Executive           of the Company. Formerly
  Officer of the Company        Executive Vice President and
                                Chief Financial Officer,
                                International Operations and
                                Corporate Development, Owens-Illinois,
                                a manufacturer of glass and plastic
                                packaging. Director, Health Care REIT
                                and Schneider National, Inc.

                INFORMATION ABOUT THE BOARD AND ITS COMMITTEES

     Nonemployee directors are paid an annual retainer of $35,000 plus a fee of $1,500 for each Board and Board committee meeting attended. The audit committee chairman receives an additional fee of $6,000 and the personnel and compensation committee chairman receives an additional fee of $3,500. Directors who are employees of the Company receive no additional compensation for serving on the Board or Board committees.

     Prior to January 1, 2005 nonemployee directors participated in the Franklin Electric Co., Inc. Stock Option Plan (the "Stock Option Plan").
Under the Stock Option Plan, each person who was a nonemployee director of the Board following each Annual Meeting was granted an option to purchase 8,000 shares at an option price equal to the fair market value of the Company's Common Stock on the date the option was granted. On May 5, 2004, Mr. Brady, Ms. Ferguson, Mr. Little, Mr. Roberts, Mr. Schneider, and Mr. Witt each received an option to purchase 8,000 shares at an exercise price of $32.51 per share.

     Beginning April 29, 2005, nonemployee directors will participate in the Franklin Electric Co., Inc. Stock Plan (the "Stock Plan"), subject to shareholder approval of the Stock Plan. For 2005, assuming shareholder approval of the Plan, the Personnel and Compensation Committee intends to grant stock awards to all non-employee directors, with each award having no restrictions and being for a number of shares with a fair market value of $80,000 of the Company's Common Stock on the date of the Annual Meeting.

     Nonemployee directors also may participate in the Nonemployee Directors' Deferred Compensation Plan (the "Deferred Compensation Plan"). Under the Deferred Compensation Plan, each nonemployee director may elect to receive his or her annual director's fee in Company shares or in cash. If Company shares are elected, nonemployee directors may also elect to defer issuance of the shares until service on the Board terminates, in which case the director's fee is converted into stock units. Ms. Ferguson, Mr. Roberts, and Mr. Schneider elected to receive their fiscal 2004 director's fees in Company shares and to defer issuance of the shares. Accordingly, on May 5, 2004, Ms. Ferguson, Mr. Roberts, and Mr. Schneider were credited with 1,076 stock units.

     The Company has a Consulting Directors' Plan for nonemployee directors who retire from Board service at age 70 or older. Under the Consulting Directors' Plan, a retiring director may enter into a consulting agreement with the Company under the terms of which the consulting director agrees to be available for consultation from time to time and is entitled to receive an annual fee for such services equal to the director's fee in effect at retirement. The consulting director can receive this fee up to the same number of years that were served as director. During 2004, Dr. N. A. Lamberti, Mr. William W. Keefer, and Ms. Patricia Schaefer, who retired in 1988, 1996 and 2004, with 19, 28 and 22 years of service, respectively, participated in the Consulting Directors' Plan. In 2004, Messrs. Lamberti and Keefer received an annual fee of $15,000 and $20,000, respectively. In 2004, Ms. Schaefer, who retired in May, 2004 received $26,250 of her annual fee of $35,000. The Company froze the Consulting Directors' Plan in 2003; accordingly, future participation in the Consulting Directors' Plan is limited to the Company's nonemployee directors first elected for service before 2003.

DIRECTOR INDEPENDENCE

     The Board of Directors of the Company has determined that each of the current directors, except for R. Scott Trumbull, Chairman of the Board and

Chief Executive Officer of the Company, is an independent director in compliance with the independence standards set forth in the Company's Corporate Governance Guidelines and under the applicable rules adopted by The Nasdaq Stock Market ("Nasdaq").

MEETINGS

     The Board held five (5) regularly scheduled meetings during 2004. The Board held one special meeting by conference call on June 30, 2004. Each director attended at least 75 percent of the aggregate meetings of the Board and Board committees of which he or she was a member during the period that each served as a director. All directors who were members of the Board at that time attended the 2004 Annual Meeting of Shareholders.

COMMITTEES

     The committees of the Board are: the Audit Committee and the Personnel and Compensation Committee.

      AUDIT COMMITTEE.  The current members of the Audit Committee are Jerome
D. Brady (Chairman), Diana S. Ferguson, and Robert H. Little. The Board of Directors has determined that each member of the Audit Committee is an independent director in compliance with the independence standards set forth in the Company's Corporate Governance Guidelines and under the applicable Nasdaq rules. The Board of Directors has adopted an Audit Committee charter, a copy of which is available on the Company's website at www.fele.com under "Corporate Governance," that sets forth the duties and responsibilities of the Audit Committee. Under its charter, the Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities by reviewing the financial information which will be provided to shareholders and others, the system of internal control which management has established, the Company's process for monitoring compliance with laws and regulations, and the audit process. It is the general responsibility of the Audit Committee to advise and make recommendations to the Board of Directors in all matters regarding the Company's accounting methods and internal control procedures. The Audit Committee held four (4) meetings in 2004.

      PERSONNEL AND COMPENSATION COMMITTEE. The current members of the Personnel and Compensation Committee (the "Compensation Committee") are Howard
B. Witt (Chairman), David A. Roberts and Donald J. Schneider. The Board of Directors has determined that each member of the Compensation Committee is an independent director in compliance with the independence standards set forth in the Company's Corporate Governance Guidelines and under applicable Nasdaq rules. The Board of Directors has adopted a Compensation Committee charter, a copy of which is available on the Company's website at www.fele.com under "Corporate Governance," that sets forth the duties and responsibilities of the Compensation Committee. Under its charter, the Compensation Committee determines and approves the annual salary, bonus and other benefits of the chief executive officer and the other executive officers and directors of the Company; reviews and submits to the Board of Directors recommendations concerning stock plans; periodically reviews the Company's policies in the area of management benefits; and oversees the Company's management development and organization structure. The Compensation Committee held four (4) meetings in 2004.

      The Compensation Committee is also responsible for identifying and recommending to the Board candidates for director. The Compensation Committee seeks to identify as candidates for director persons from various backgrounds and with a variety of life experiences who have a reputation for and a record of integrity and good business judgment. The Committee also considers whether a person has experience in a highly responsible position in a profession or industry relevant to the conduct of the Company's business. The Compensation Committee takes into account the current composition of the Board and the extent to which a person's particular expertise, experience and ability and willingness to make an appropriate time commitment will complement the expertise and experience of other directors. Candidates for director should also be free of conflicts of interest or relationships that may interfere with the performance of their duties. Based on its evaluation and consideration, the Compensation Committee submits its recommendation for director candidates to the full Board of Directors, which is then responsible for selecting the candidates to be elected by the shareholders.

      The Compensation Committee will consider as candidates for director persons recommended or nominated by shareholders. Shareholders may recommend candidates for directors by writing to the Secretary of the Company at the address listed below under "Other Corporate Governance Matters". Nominations of directors may be made by any shareholder entitled to vote in the election of directors, provided that written notice of intent to make a nomination is given to the Secretary of the Company not later than ninety (90) days prior to the anniversary date of the immediately preceding annual meeting of shareholders. The notice must set forth: (i) information regarding the proposed nominee as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC, and (ii) the consent of such nominee to serve as a director of the Corporation if so elected.

OTHER CORPORATE GOVERNANCE MATTERS

     The Board of Directors has adopted Corporate Governance Guidelines, a copy of which is available on the Company's website at www.fele.com under "Corporate Governance," that provide, among other things, that the Company's independent directors will meet in executive session, outside the presence of the non-independent directors and management, at least twice a year.

     Shareholders may contact the Board of Directors, any Board committee, any independent director or any other director by writing to the Secretary of the Company as follows:

            Franklin Electric Co., Inc.
            Attention:  [Board of Directors]
            [Board Committee] [Board Member]
            c/o Corporate Secretary
            Franklin Electric Co., Inc.
            400 E. Spring Street
            Bluffton, IN  46714

      The independent directors of the Board have approved a process for collecting, organizing and responding to written shareholder communications addressed to the Board, Board committees or individual directors.

                            AUDIT COMMITTEE REPORT

     The Audit Committee of the Board of Directors, which is composed solely of independent directors, is responsible, under guidelines established in the Audit Committee Charter (a copy of which is available on the Company's website at www.fele.com under "Corporate Governance"), for overseeing the accounting and financial reporting processes of the Company and the audits of the financial statements by reviewing (i) the quality and integrity of the consolidated financial statements prepared by management; (ii) the performance of the internal audit function; and (iii) the qualifications, independence and performance of the Company's independent registered public accounting firm.

     In meeting its oversight responsibilities, the Audit Committee meets regularly with management, internal auditors and the independent registered public accounting firm to review the consolidated financial statements and recommend to the Board of Directors that the consolidated financial statements be approved. The Audit Committee also monitors, in conjunction with the principal executive and principal financial officers, the Company's internal control over financial reporting, as well as, disclosure controls and procedures.

     The internal auditors and the independent registered public accounting firm (collectively the "auditors") report directly to the Audit Committee which reviews and approves the overall scope and plans for their respective audits. Additionally, the Audit Committee meets with the auditors, with and without management present, to review the results of their examinations, the evaluation of the Company's internal control over financial reporting, disclosure controls and procedures and the overall quality and integrity of the Company's financial reporting.

     In accordance with SEC rules the Audit Committee of the Company states that:

*	The Audit Committee has reviewed and discussed with management the
Company's audited financial statements for the fiscal year ended January 1, 2005.

*	The Audit Committee has reviewed and discussed with Deloitte & Touche LLP, the Company's independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 61, as modified or supplemented ("Communications with Audit Committees").

*	The Audit Committee has received the written disclosures and the letter from Deloitte & Touche LLP required by Independence Standards Board
Standard No. 1, as modified or supplemented ("Independence Discussions with Audit Committees"), and has discussed with Deloitte & Touche LLP the independent registered public accounting firm's independence.

     Based upon the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended January 1, 2005 for filing with the SEC.

     This report is submitted on behalf of the members of the Audit Committee:

                                          Jerome D. Brady (Chairman)
                                          Diana S. Ferguson
                                          Robert H. Little

                  PERSONNEL AND COMPENSATION COMMITTEE REPORT

     It is the philosophy of the Personnel and Compensation Committee (the "Committee") to maintain a compensation program to attract and retain executive officers who can successfully build the Company's long-term strategic capability. The Committee has retained a compensation consulting firm to provide information on compensation packages of companies of similar size and in similar industries to aid in the design of its package for the Company's executive officers. The Committee encourages superior performance through the use of annual performance targets for the purpose of determining cash bonuses as well as stock incentive vehicles designed to closely align the executive's reward to that of the shareholders.

     For the executive officers, including the named executive officers in the Summary Compensation Table, the current compensation package includes a base salary, an annual incentive cash bonus and stock options. The Committee believes the combined value of base salary plus incentive cash bonus approximates the market value of salary and bonus provided to similarly situated executives as reflected in published market surveys. The Committee believes that a significant portion of executive officer compensation, including the Chief Executive Officer, should be dependent upon corporate performance.

     Accordingly, base salaries have been established at median market levels for the executive officers, including the Chief Executive Officer. In 2004 the Chief Executive Officer's base salary was $490,000.

     The Committee approved an annual incentive cash bonus calculation for the executive officers comprised of the Company's financial performance results and the individual's strategic task accomplishments. The Company's financial performance targets were pre-tax return on net assets and earnings per share results. The maximum bonus possible as a percent of base salary was established at above median market levels (75% of salary for executive officers other than the Chief Executive Officer and 100% for the Chief Executive Officer). In 2004 each executive officer's performance targets were exceeded, resulting in maximum payouts for all executive officers. The Chief Executive Officer earned an incentive cash bonus of 100% of base salary for 2004.

     As an additional incentive, the Committee grants stock options to executive officers, including the Chief Executive Officer, under the Company's shareholder-approved stock option plans. The purpose of these plans is to encourage stock ownership, offer long-term performance incentive and to more closely align the executive's compensation with the return received by the Company's shareholders. Using information on incentive compensation programs provided by an outside consultant, the Committee reviews annually the financial incentives to officers under prior grants and determines whether additional grants are appropriate. In 2004, the Committee made stock option grants to the 10 executive officers of the Company, including the named executive officers in the Summary Compensation Table.

     Section 162(m) of the Internal Revenue Code limits the deductibility for federal income tax purposes of executive compensation paid to the Chief Executive Officer and the four other most highly compensated officers of a public company to $1,000,000 per year, but contains an exception for certain performance-based compensation. Base salary does not by its nature qualify as performance-based compensation under Section 162(m) and the Company's annual incentive cash bonus payments do not qualify as performance-based compensation under Section 162(m). However, the Company has not paid any executive officer salary and bonus compensation in excess of the Section 162(m) limit and the limit is not expected to have an effect on salary and bonus compensation payable in 2005. The Company's grants of stock options under its stock option plans qualify as performance-based compensation under Section 162(m).



                                          Howard B. Witt (Chairman)
                                          David A. Roberts
                                          Donald J. Schneider

                            STOCK PERFORMANCE GRAPH

     The following graph compares the cumulative total shareholder return (including reinvestment of dividends) on an investment in (1) the Company's Common Stock, (2) the Standard & Poor's 500 Stock Index, and (3) the Russell 2000 Stock Index for the period December 31, 1999 through December 31, 2004. In each case, the graph assumes the investment of $100 on December 31, 1999.




$300


                                                                 253<F1>


$200
                                                    180<F1>

                                       142<F1>                   138<F3>
                          120<F1>                   117<F3>
             99<F1>
$100         97<F3>       100<F3>
             91<F2>                                               89<F2>
                           80<F2>       79<F3>       80<F2>
                                        62<F2>


$ 0
 1999         2000         2001         2002         2003         2004
                                  YEAR


<F1> FRANKLIN ELECTRIC
<F2> S & P 500
<F3> RUSSELL 2000

                          SUMMARY COMPENSATION TABLE

     The following table sets forth compensation information for the years 2002 through 2004 for the Company's Chief Executive Officer and the Company's other four most highly compensated executive officers who served as executive officers of the Company during 2004.





                              ANNUAL COMPENSATION     LONG-TERM COMPENSATION
                              -------------------     ----------------------
                                        BONUS               SECURITIES
                                     (PERFORMANCE           UNDERLYING
NAME AND                                 BASED                OPTIONS                ALL OTHER
PRINCIPAL POSITION    YEAR      SALARY INCENTIVE)         (# OF SHARES)            COMPENSATION<F1>
------------------    ----      ------ ---------           -----------             ------------
R. Scott Trumbull,    2004    $486,260  $486,260             60,800                  $ 7,175
  Chairman of the     2003     475,000   475,000            400,000                    7,000
  Board and CEO<F2>   2002        -         -                   -                        -

Peter-Christian Maske,2004    $315,536  $184,690             16,000                  $ 7,175
  Senior Vice         2003     251,508   145,700                -                     86,791
  President,          2002     235,000   176,250                -                      7,000
  President-Europa

Jess B. Ford,         2004    $246,255  $184,690             16,000                  $ 7,175
  Senior Vice         2003     235,000   145,700                -                      7,000
  President           2002     235,000   176,250                -                      5,950

Gregg C. Sengstack,   2004    $246,255  $184,690             16,000                  $ 7,175
  Senior Vice         2003     235,000   145,700                -                      7,000
  President, Chief    2002     205,000   153,750             16,000                    5,950
  Financial Officer
  and Secretary

Robert J. Stone       2004    $172,505  $129,380              7,200                  $20,925
  Vice President,     2003     161,254    75,330                -                      7,000
  Submersible Engrg.  2002     140,669    64,000                -                      5,950
  Sales and Marketing<F3>




<F1> All Other Compensation for 2004 reflects Company matching contributions to employee benefit plans of $7,175 for each executive officer. In 2004, Mr. Stone received one month base salary of $13,750 as relocation allowance. In 2003, Mr. Maske received two months base salary of $39,167 plus additional relocation costs (including tax gross-up) of $40,624.

<F2> Mr. Trumbull became an employee of the Company effective January 1, 2003.

<F3> Mr. Stone became an executive officer of the Company effective April 25,
     2003.



                       OPTION GRANTS IN 2004 FISCAL YEAR

                                                                Potential
                             Percent                         Realizable Value
                 Number of   of Total                       at Assumed Annual
                 Securities   Options   Exercise          Rates of Stock Price
                 Underlying  Granted to    or               Appreciation for
                  Options    Employees    Base               Option Term
                  Granted(1) in Fiscal   Price  Expiration   -----------
Name                (#)        Year      ($/Sh)    Date     5% ($)   10%($)
----              -------     ------     -----   -------   ------    ------

R. Scott Trumbull  60,800       40%     $29.95  2/12/14 $1,145,192  $2,902,141

Peter-Christian
   Maske           16,000       11%     $29.95  2/12/14    301,366     763,721

Jess B. Ford       16,000       11%     $29.95  2/12/14    301,366     763,721

Gregg C. Sengstack 16,000       11%     $29.95  2/12/14    301,366     763,721

Robert J. Stone     7,200        5%     $29.95  2/12/14    135,615     343,675

 (1) Options were granted on February 12, 2004 and vest at a rate of 20% per year beginning on February 12, 2005.


           AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL
                            YEAR-END OPTION VALUES

                                           Number of
                                           Securities           Value of
                                           Underlying          Unexercised
                                           Unexercised         In-the-Money
                   Shares                  Options at          Options at
                  Acquired                   Fiscal               Fiscal
                     on        Value        Year-End (#)        Year-End($)
                  Exercise    Realized(1)   Exercisable/        Exercisable/
Name                (#)         ($)       Unexercisable       Unexercisable(2)
-----              ------      ------      ------------      ---------------

R.Scott Trumbull    42,000  $  515,920   171,333/307,467 $3,114,750/$5,244,878

Peter-Christian
   Maske              -           -      248,000/ 32,000 $6,106,480/$  615,120

Jess B. Ford       120,000  $1,971,827    22,000/ 44,000 $  553,895/$  886,590

Gregg C. Sengstack    -           -       98,000/ 48,000 $2,528,180/$  920,430

Robert J. Stone       -           -      112,000/ 15,200 $3,005,870/$  297,712




(1) Based on the excess of the fair market value of the Common Stock on the date of exercise over the option exercise price.
(2) Based on the excess of the fair market value of the Common Stock of $42.26 on December 31, 2004 over the option exercise price.

                                 PENSION PLANS

     The Company has three pension plans in which executive officers participate: the Franklin Electric Co., Inc. Basic Retirement Plan, the Franklin Electric Co., Inc. Cash Balance Plan, and the Franklin Electric Co., Inc. Pension Restoration Plan (collectively referred to herein as the "Pension Plans").

     The following table illustrates the approximate combined annual pension benefit payable upon retirement at age 65 under the Pension Plans, after integration with social security. In the table, Annual Compensation is based on the highest thirty-six consecutive months' compensation which includes salary and bonus.

           COMBINED ANNUAL PENSION AMOUNT, INCLUDING SOCIAL SECURITY

ANNUAL
COMPEN-                         YEARS OF SERVICE
SATION         10         15         20         25         30         35

$  150,000  $ 52,500   $ 60,000   $ 68,700   $ 80,300   $ 92,000   $103,700
   200,000    70,000     80,000     90,000    100,000    113,000    128,200
   250,000    87,500    100,000    112,500    125,000    134,000    152,700
   300,000   105,000    120,000    135,000    150,000    155,000    177,200
   350,000   122,500    140,000    157,500    175,000    176,000    201,700
   400,000   140,000    160,000    180,000    200,000    200,000    226,200
   450,000   157,500    180,000    202,500    225,000    225,000    250,700
   500,000   175,000    200,000    225,000    250,000    250,000    275,200
   550,000   192,500    220,000    247,500    275,000    275,000    299,700
   600,000   210,000    240,000    270,000    300,000    300,000    324,200
   650,000   227,500    260,000    292,500    325,000    325,000    348,700
   700,000   245,000    280,000    315,000    350,000    350,000    373,200
   750,000   262,500    300,000    337,500    375,000    375,000    397,700
   800,000   280,000    320,000    360,000    400,000    400,000    422,200
   850,000   297,500    340,000    382,500    425,000    425,000    446,700
   900,000   315,000    360,000    405,000    450,000    450,000    471,200
   950,000   332,500    380,000    427,500    475,000    475,000    495,700
 1,000,000   350,000    400,000    450,000    500,000    500,000    520,200

     Years of service for the named executive officers eligible to receive the foregoing pension amounts are as follows: Mr. Trumbull, 7 years; Mr. Ford, 9 years; Mr. Sengstack, 16 years; and Mr. Stone, 12 years. For Mr. Maske's pension calculations, he has 4 years of service under pension plans of the Company and 25 years of service under pension plans of one of the Company's foreign subsidiaries. His combined annual pension amount, including social security (both U.S. and foreign) does not exceed the benefits listed in the table above.

                                 AGREEMENTS

     The Company has employment agreements with R. Scott Trumbull, Chairman of the Board and Chief Executive Officer, Gregg C. Sengstack, Senior Vice President, Chief Financial Officer and Secretary, Jess B. Ford, Senior Vice President and Peter-Christian Maske, Senior Vice President, President-Europa.

     The agreements with Messrs. Trumbull and Sengstack are three-year agreements which automatically extend for an additional year unless either party provides 90 days advance written notice of an election not to extend the then current term. Under Mr. Trumbull's agreement, the Company, depending on the reason for termination of employment, may be required to pay Mr. Trumbull his annual compensation, including bonus, for the period from termination to the earlier of (i)the date on which Mr. Trumbull reaches his normal retirement age, or (ii)whichever is applicable, (a)thirty-six months if termination is prior to January 1, 2006, or (b)eighteen months if termination is after January 1, 2006, and all stock options held by Mr. Trumbull may become immediately exercisable. Under Mr. Sengstack's agreement, the Company, depending on the reason for termination of employment, may be required to pay Mr. Sengstack his annual compensation, including bonus, for a period of eighteen months after termination, and all stock options held by Mr. Sengstack may become immediately exercisable. If termination is effected within two years after a Change in Control of the Company (as defined in the agreements), the Company may be required to pay Messrs. Trumbull and Sengstack their respective annual compensation for up to three years from the date of termination or change in control, whichever is earlier, and to continue to provide them with certain benefits under the Company's benefit plans in which they were a participant at the time of their termination of employment. Under his agreement, Mr. Trumbull is deemed to have five years of full-time service with the Company as of January 1, 2003 for purposes of vesting provisions and benefit accruals under certain employee benefit plans of the Company.

     The employment agreement with Mr. Ford may be terminated by either the Company or by Mr. Ford upon 90 days advance written notice. Under the agreement, the Company, depending on the reason for termination of employment, may be required to pay Mr. Ford his annual compensation, including bonus, for a period of one year after termination, and all stock options held by Mr. Ford may become immediately exercisable. If termination is effected in connection with a change in control of the Company, the Company may be required to pay Mr. Ford his annual compensation for up to two years from the date of termination or change in control, whichever is earlier, and to continue to provide him with certain benefits under the Company's benefit plans in which he was a participant at the time of his termination of employment.

     The Company also has a consulting agreement with Mr. Ford that will become effective upon the termination of Mr. Ford's employment agreement, no later than January 1, 2006. Mr. Ford agrees to provide the Company with up to 500 hours of consulting services. In return for the services, the Company will pay Mr. Ford $20,840 per month for a period of 12 months beginning with the effective date of the consulting agreement. In addition, Mr. Ford is eligible to receive an annual performance bonus calculated in the same manner as the annual performance bonuses for the Company's executive officers. In addition, during the term of this agreement, which expires 12 months following the effective date but no later than December 31, 2006, Mr. Ford's stock option grants previously awarded will continue to vest in accordance with the option agreement document.

     The employment agreement with Mr. Maske continues until attainment of age 65, subject to earlier termination by either party upon six months prior written notice. In case the contract is terminated, the Company is required to pay the compensation provided under the contract for the six months of the termination notice. If termination is effected in connection with a change in control of the Company, the Company will be required to pay Mr. Maske his annual compensation for up to two years from the date of termination or change in control, whichever is earlier and to continue to provide him with certain benefits under the Company's benefit plans in which he was a participant at the time of his termination of employment.

     Messrs. Trumbull, Sengstack and Stone have signed a confidentiality and non-compete agreement with the Company. Under this agreement these persons agree to maintain all confidential information of the Company and for a period of eighteen months after each officer ceases to be employed with the Company each officer has agreed not to, directly or indirectly, participate in the design, development, manufacture or distribution of electrical submersible motors or related products in competition with the Company.



                   SECURITIES AUTHORIZED FOR ISSUANCE UNDER
                          EQUITY COMPENSATION PLANS

     The following table sets forth information about the Company's equity compensation plans as of January 1, 2005.

                                                                  (C)
                                                        Number of Securities
                        (A)                 (B)          Remaining Available
               Number of Securities  Weighted-Average     for Future Issuance
                to be Issued Upon     Exercise Price         Under Equity
                  Exercise of         of Outstanding      Compensation Plans
                Outstanding Options,     Options,       (Excluding Securities
Plan Category    Warrants & Rights   Warrants & Rights  Reflected in Column A)
-------------    -----------------   -----------------  ---------------------

Equity Compensation
 Plans Approved by
 Security Holders(1)    2,407,500            $20.61              563,700

Equity Compensation
 Plans Not Approved
 by Security Holders(2)    12,896              n/a                87,104

(1) This Plan category includes the following plans: Franklin Electric Co., Inc. Stock Option Plan (170,000 shares remain available for issuance) and the Amended and Restated Franklin Electric Co., Inc. Performance Incentive Stock Plan (393,700 shares remain available for issuance). The Amended 1988 Executive Stock Purchase Plan was terminated as of February
1, 2005.

(2) This Plan category includes the Nonemployee Directors' Deferred Compensation Plan, adopted in 2000 and described above under the caption "Information About the Board and its Committees". The information included in column A represents shares underlying stock units, payable on a one-for-one basis, credited to the directors' respective stock unit accounts as of January 1, 2005. Nonemployee directors may elect to receive the distribution of stock units in cash or in shares of the Company's Common Stock.

                APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE
          FRANKLIN ELECTRIC CO., INC. PERFORMANCE INCENTIVE STOCK PLAN

       The Board of Directors of the Company has unanimously approved, subject to the approval of shareholders, the Franklin Electric Co., Inc. Stock Plan (the "Plan"). The Plan is a stock-based compensation plan that provides for discretionary grants of stock options and stock awards to key employees and non-employee directors. The purpose of the Plan is to recognize contributions made to the Company and its subsidiaries by key employees and non-employee directors and to provide them with additional incentive to expand and improve the profits of the Company and achieve the objectives of the Company.
       The Plan is an amendment and restatement of the Franklin Electric Co., Inc. Performance Incentive Stock Plan (the "Incentive Stock Plan"). The Incentive Stock Plan provided awards of restricted stock to key employees and non-employee directors, which vested upon the attainment of certain performance goals. As of February 25, 2005, the Incentive Stock Plan had 393,700 remaining shares authorized for issuance. The Plan is also intended to succeed the Franklin Electric Co., Inc. Stock Option Plan (the "Option Plan"), which as of February 25, 2005 had no remaining shares authorized for issuance. Awards under the Incentive Stock Plan and the Option Plan are intended to qualify as "performance-based compensation" under Section 162(m) of the Code.
       The Board believes that the adoption of the Plan is in the best interests of the Company and its shareholders. The Board believes that the use of stock-based compensation enables the Company to attract, retain and motivate talented and experienced individuals. No awards will be made under the Plan unless it is approved by shareholders.
       The following is a summary of the Plan. It is qualified by reference to the full text of the Plan, which is attached as EXHIBIT A to this proxy statement. Shareholders are encouraged to review the Plan carefully. DESCRIPTION OF THE PLAN

       ADMINISTRATION. The Plan will be administered by the Board, which has authority to delegate administration to the Personnel and Compensation Committee (the "Committee"), so long as the Committee is comprised of two or more directors who satisfy the "non-employee director" definition under Rule 16b-3 of the Securities Exchange Act of 1934 (the "Exchange Act") and the "outside director" definition under Section 162(m) of the Code. All members of the Committee qualify as non-employee directors and outside directors. The Board or Committee, as applicable, has full authority to select the individuals who will receive awards under the Plan, determine the form and amount of each of the awards to be granted, and establish the terms and conditions of awards. The Board may delegate, subject to certain limitations, to an officer of the Company its authority to grant awards to employees who are not subject to Section 16 of the Exchange Act or who are not "covered employees" under Section 162(m) of the Code. To the extent such authority has been delegated, and other than for purposes of amending or terminating the Plan, references in this summary to the "Board" mean the Committee, or the officer of the Company, as applicable.
       NUMBER OF SHARES OF COMMON STOCK. The number of shares of the Company's common stock that may be issued under the Plan is 1,300,000, which represents 5.9% of the shares issued and outstanding on February 25, 2005. Of these 1,300,000 shares: (i) the maximum number of shares that may be used for stock awards is 150,000; (ii) the maximum number of shares issuable as stock options (either incentive stock options or nonqualified stock options) is 1,150,000; and (iii) the maximum number of shares issuable as stock options to any single key employee in any calendar year is 100,000 (or 200,000 in the calendar year in which the employee's employment commences).
       Shares issuable under the Plan may be authorized but unissued shares or treasury shares. If there is a lapse, forfeiture, expiration, termination or cancellation of any award made under the Plan for any reason, the shares subject to the award will again be available for issuance. In addition, any shares subject to an award that are delivered to the Company by a participant, or withheld by the Company on behalf of a participant, as payment for an award or payment of withholding taxes due in connection with an award will again be available for issuance, and only the net number of shares delivered to the participant will count toward the number of shares issued under the Plan. The number of shares of common stock issuable under the Plan is subject to adjustment, in the event of any reorganization, recapitalization, stock split, stock distribution, merger, consolidation, split-up, spin-off, combination, subdivision, consolidation or exchange of shares, any change in the capital structure of the Company or any similar corporate transaction. In each case, the Board has the discretion to make adjustments it deems necessary to preserve the intended benefits under the Plan.
       No award granted under the Plan may be transferred, except by will, the laws of descent and distribution, pursuant to a qualified domestic relations order, or as may be permitted by the Board with respect to a non-qualified stock option transferred by the participant during his lifetime.
       ELIGIBILITY. All employees of the Company designated as key employees for purposes of the Plan and all non-employee directors of the Company are eligible to receive awards under the Plan. On February 25, 2005, approximately 60 key employees and all non-employee directors were eligible to participate in the Plan.
       AWARDS TO PARTICIPANTS. The Plan provides for discretionary awards of stock options and stock awards to participants. Each award made under the Plan will be evidenced by a written award agreement specifying the terms and conditions of the award as determined by the Board in its sole discretion, consistent with the terms of the Plan.
       STOCK OPTIONS. The Board has the discretion to grant non-qualified stock options or incentive stock options to participants and to set the terms and conditions applicable to the options, including the type of option, the number of shares subject to the option and the vesting schedule. Unless otherwise provided in the award agreement, the exercise price of each stock option shall be the closing sales price of the Company's common stock on the date which the option is granted ("fair market value"). Each option shall expire 10 years from the date of grant. It is intended that options will not vest sooner than three years, except that they will fully vest upon a participant's death, disability or retirement. It is also intended that stock options qualify as "performance-based compensation" under Section 162(m) of the Code and thus be fully deductible by the Company for federal income tax purposes, to the extent permitted by law.
       In addition, an incentive stock option granted to a key employee is subject to the following rules: (i) the aggregate fair market value (determined at the time the option is granted) of the shares of common stock with respect to which incentive stock options are exercisable for the first time by a key employee during any calendar year (under all incentive stock option plans of the Company and its subsidiaries) shall not exceed $100,000, and if this limitation is exceeded, that portion of the incentive stock option that does not exceed the applicable dollar limit shall be an incentive stock option and the remainder will be a non-qualified stock option; (ii) if an incentive stock option is granted to a key employee who owns stock possessing more than 10% of the total combined voting power of all class of stock of the Company, the exercise price of the incentive stock option shall be 110% of the closing price of the common stock on the date of grant and the incentive stock option shall expire no later than five years from the date of grant; and (iii) no incentive stock option shall be granted after 10 years from the date the Plan was adopted.
       STOCK AWARDS. The Board has the discretion to grant stock awards to participants. Stock awards will consist of shares of common stock granted without any consideration from the participant or shares sold to the participant for appropriate consideration as determined by the Board. The number of shares awarded to each participant, and the restrictions, terms and conditions of the award, will be at the discretion of the Board. Subject to the restrictions, a participant will be a shareholder with respect to the shares awarded to him or her and will have the rights of a shareholder with respect to the shares, including the right to vote the shares and receive dividends on the shares.
       The Board has the discretion to establish restrictions on the stock awards that qualify the awards as "performance-based compensation" under
Section 162(m) of the Code so that they are fully deductible by the Company for federal income tax purposes. In such case, the Board may establish performance goals for certain performance periods and targets for achievement of the performance goals, and the restrictions on the stock subject to the award will lapse if the performance goals and targets are achieved for the designated performance period. The performance goals will be based on one or more of the following criteria: net income; average return on equity; net income as a percentage of sales; sales growth; return on assets; earnings per share; and stock price.
       AWARDS GRANTED UNDER THE PLAN AND PRIOR PLANS. No awards will be made under the Plan until shareholder approval is obtained. It is not possible at this time to determine all of the specific awards that will be made in 2005 and future years under the Plan, except that for 2005, assuming shareholder approval of the Plan, the Committee intends to grant stock awards to all non-employee directors, with each award being for a number of shares with a fair market value of $80,000 as of the date of grant and having no restrictions.
       In 2004 the Company made grants under the Option Plan and Incentive Stock Plan. Information relating to option grants made in 2004 under the Option Plan to the executive officers named in the Summary Compensation Table is set forth under the "Option Grants in Last Fiscal Year" table and, in addition, in 2004, under the Option Plan (i) 150,600 stock options at an exercise price of $29.95 were granted to all executive officers as a group (including those named in the Summary Compensation Table), (ii) no stock options were granted to any other employees, and (iii) 48,000 stock options at an exercise price of $32.51 were granted to non-employee directors. The only awards made in 2004 under the Incentive Stock Plan consisted of an aggregate of 6,300 shares of restricted stock granted to eight employees who are not executive officers.

       On February 10, 2005, the Company made grants to key employees under the Option Plan as follows: (i) 85,400 stock options at an exercise price of $40.93 were granted to all executive officers as a group (including those named in the Summary Compensation Table) and (ii) 84,600 stock options at an exercise price of $40.93 were granted to all employees, including all current officers who are not executive officers, as a group. No stock options were granted to non-employee directors.
       PAYMENT OF STOCK OPTIONS AND WITHHOLDING TAXES. The Board may make one or more of the following payment methods available for payment of any award, including the exercise price of a stock option: cash; cash received from a broker-dealer to whom the holder has submitted an exercise notice together with irrevocable instructions to deliver promptly to the Company the amount of sales proceeds from the sale of the shares subject to the award to pay the exercise price; delivery of previously acquired shares of common stock that are acceptable to the Board and that have an aggregate fair market value on the date of exercise equal to the exercise price; or certification of ownership by attestation of such previously acquired shares. In the event any withholding tax is required to be withheld in connection with an award, the Board may permit the holder of the award to satisfy the minimum required tax obligation by using one or more of the payment alternatives described above, and/or by directing the Company to withhold shares of common stock otherwise issuable in connection with the award having a fair market value equal to the amount required to be withheld.
       PROVISIONS RELATING TO A "CHANGE IN CONTROL" OF THE COMPANY. Notwithstanding any other provision of the Plan or any award agreement, in the event of a "Change in Control" of the Company, all outstanding awards shall become fully exercisable, all restrictions applicable to all awards will terminate or lapse, and performance goals applicable to any stock awards shall be deemed satisfied at the highest target level. In addition, upon such Change in Control, the Board has sole discretion to provide for the purchase of any outstanding stock option for cash equal to the difference between the exercise price and the then fair market value of the common stock subject to the option had the option been currently exercisable, make such adjustment to any award then outstanding as the Board deems appropriate to reflect such Change in Control and cause any such award then outstanding to be assumed by the acquiring or surviving corporation after such Change in Control. See
Section 8.2 of the Plan for the definition of "Change in Control."
       AMENDMENT OF AWARD AGREEMENTS; AMENDMENT AND TERMINATION OF THE PLAN; TERM OF THE PLAN. The Board may amend any award agreement at any time, provided that no amendment shall adversely affect the right of any participant under any agreement in any material way without the written consent of the participant, unless such amendment is required by applicable law, regulation or stock exchange rule.
       The Board may terminate, suspend or amend the Plan, in whole or in part, from time to time, without the approval of the shareholders, unless such approval is required by applicable law, regulation or stock exchange rule, and provided that no amendment shall adversely affect the right of any participant under any outstanding award in any material way without the written consent of the participant, unless such amendment is required by applicable law, regulation or rule of any stock exchange on which the shares of the Company's common stock are listed. Notwithstanding the foregoing, there shall be no amendment to the Plan or any award agreement that results in the repricing of stock options.

       No awards may be granted under the Plan on or after the 10th anniversary of the date the Plan is approved by shareholders.
SUMMARY OF FEDERAL INCOME TAX CONSEQUENCES

       The following is a summary of the federal income tax consequences of the Plan. It is based on the federal tax laws and regulations currently in effect and existing administrative rulings of the Internal Revenue Service. Participants may also be subject to state and local taxes in connection with the grant of awards under the Plan. Participants should consult with their individual tax advisers to determine the tax consequences associated with awards granted under the Plan. This information may not be applicable to employees of foreign subsidiaries or to employees who are not residents of the United States.
       NON-QUALIFIED STOCK OPTIONS. A participant will not recognize any income at the time the participant is granted a non-qualified stock option.
On the date the participant exercises the non-qualified stock option, the participant will recognize ordinary income in an amount equal to the excess of the fair market value of the shares on the date of exercise over the exercise price. The participant will be responsible for remitting to the Company the withholding tax obligation that arises at the time the option is exercised.
The Company generally will receive a tax deduction for the same amount of ordinary income recognized by the participant. When the participant sells these shares, any gain or loss recognized by the participant is treated as either short-term or long-term capital gain or loss depending on whether the participant has held the shares more than one year.
       INCENTIVE STOCK OPTIONS. A participant will not recognize any income at the time the participant is granted an incentive stock option. If the participant is issued shares pursuant to the exercise of an incentive stock option, and if the participant does not make a disqualifying disposition of the shares within one year after the date of exercise or within two years after the date of grant, the participant will not recognize any income, for federal income tax purposes, at the time of the exercise. When the participant sells the shares issued pursuant to the incentive stock option, the participant will be taxed, for federal income tax purposes, as a long-term capital gain on any amount recognized by the participant in excess of the exercise price, and any loss sustained by the participant will be a long-term capital loss. No deduction will be allowed to the Company for federal income tax purposes. If, however, the participant sells the shares before the expiration of the holding periods, the participant will recognize ordinary income on the difference between the exercise price and the fair market value at exercise, and the Company generally will receive a tax deduction in the same amount. Upon exercise of an incentive stock option, the excess of the fair market value over the exercise price is an item of tax preference to the participant for purposes of determining the alternative minimum tax.
       In order to qualify as an incentive stock option, the option must be exercised within three months after the participant's termination of employment for any reason other than death or disability and within one year after termination of the participant's employment due to disability. If the option is not exercised within this time period, it will be treated as a non-qualified stock option and taxed accordingly.
       STOCK AWARDS. If the participant receives a stock award, the participant will recognize ordinary income upon becoming entitled to transfer the shares at the end of any restriction period without forfeiture. The amount of income the participant recognizes will be equal to the fair market value of the shares on such date, less the amount paid by the participant for the shares. This amount will also be the participant's tax basis for the shares. The participant will be responsible for remitting to the Company the withholding tax obligation that arises at the time the ordinary income is recognized. In addition, the holding period begins on the day the restrictions lapse, or the date the shares are received if not subject to any restrictions, for purposes of determining whether the participant has long-term or short-term capital gain or loss on a subsequent sale of the shares.
The Company generally will be entitled to a deduction with respect to the ordinary income recognized by the participant.
       If a participant who receives a stock award subject to restrictions makes an election under Section 83(b) of the Code within 30 days after the date of the grant, the participant will have ordinary income equal to the fair market value on the date of grant, less the amount paid by the participant for the shares, and the participant will recognize no additional income until the participant subsequently sells the shares. The participant will be responsible for remitting to the Company the withholding tax obligation that arises at the time the ordinary income is recognized. When the participant sells the shares, the tax basis will be equal to the fair market value on the date of grant, less the amount paid by the participant for the shares and the holding period for capital gains purposes begins on the date of the grant. If the participant forfeits the shares subject to the Section 83(b) election, the participant will not be entitled to any deduction, refund, or loss for tax purposes (other than a capital loss with respect to the amount previously paid by the participant), and the Company will have to include the amount that it previously deducted from its gross income in the taxable year of the forfeiture.
VOTE REQUIRED FOR APPROVAL

       Approval of the Plan requires the affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting.
        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE FRANKLIN ELECTRIC CO., INC. PERFORMANCE INCENTIVE STOCK PLAN

                        RATIFICATION OF THE APPOINTMENT
                   OF DELOITTE & TOUCHE LLP AS THE COMPANY'S
                 INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     The Audit Committee has appointed the firm of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the 2005 fiscal year. Although shareholder ratification is not legally required, the Board of Directors believes it advisable to submit its decision to the shareholders. If the shareholders fail to ratify Deloitte & Touche LLP as the Company's independent registered public accounting firm, the Audit Committee will reassess its appointment. Deloitte & Touche LLP has acted as independent auditors for the Company since 1988.

     Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so, and to be available to respond to questions relating to their examinations of the Company's financial statements.

     The affirmative vote of the holders of a majority of the votes cast at the Annual Meeting is required to approve the ratification of the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm.

AUDIT FEES

     The aggregate fees for professional services rendered by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, "Deloitte") for the audit of the Company's annual financial statements and the reviews of the financial statements included in the Corporation's Quarterly Reports on Form 10-Q were $365,000 and $243,000, respectively, for the fiscal years ended January 1, 2005 and January 3, 2004. Audit related expenses were $44,000 and $32,000, respectively, for the fiscal years ended January 1, 2005 and January 3, 2004. Audit fees and expenses were higher in 2004 due to internal controls testing related to compliance with the Sarbanes-Oxley Act of 2002.

AUDIT-RELATED FEES

     The fees for audits of the Company's employee benefit plans rendered by Deloitte were $32,000 and $30,000, respectively, for the fiscal years ended January 1, 2005 and January 3, 2004. In 2004 an additional $17,000 was spent to conduct research related to accounting matters.

TAX FEES

     The fees for tax services rendered by Deloitte were $80,927 and $105,000 respectively, for the fiscal years ended January 1, 2005 and January 3, 2004.

AUDIT COMMITTEE PRE-APPROVAL POLICY
       The Audit Committee has adopted a Pre-Approval Policy for Audit, Audit-Related and Non-Audit Services. The Audit Committee has delegated to the Audit Committee Chairman the authority to pre-approve services not prohibited by law up to a maximum of $10,000 individually or $50,000 in the aggregate, provided that the Audit Committee Chairman shall report any decisions to pre-approve services to the full Audit Committee at its next meeting. For the fiscal year ended January 1, 2005 the Company did not pay any fees for services pursuant to the exceptions to the pre-approval requirements set forth in 17 CFR 210.2-01(c)(7)(i)(c).

      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.





                             STOCKHOLDER PROPOSALS

     October 31, 2005 is the date by which proposals of shareholders intended to be presented at the next annual meeting must be received by the Company to be considered for the inclusion in the Company's proxy statement for the 2006 Annual Meeting. Also, other proposals intended to be presented at the next Annual Meeting but not included in the Company's proxy statement must be received by the Company no later than January 27, 2006 to be considered for presentation at that meeting.

                                OTHER BUSINESS

     Management has no knowledge of any other matters to be presented for action by the shareholders at the 2005 Annual Meeting. The enclosed proxy gives discretionary authority to the persons designated as proxies therein to vote on any additional matters that should properly and lawfully be presented.

By order of the Board of Directors
Dated:  March 21, 2005


/s/ GREGG C. SENGSTACK
-----------------------
Gregg C. Sengstack
Senior Vice President, Chief
Financial Officer and Secretary

                                                                EXHIBIT A


                          FRANKLIN ELECTRIC CO., INC.
                                 STOCK PLAN

                (As Amended and Restated Effective April 29, 2005)
                           ______________________

SECTION 1.  AMENDMENT AND RESTATEMENT.

     Franklin Electric Co., Inc. (the "Company") maintains the Franklin Electric Co., Inc. Performance Incentive Stock Plan (As Amended and Restated Effective April 25, 2003) (the "Plan"). The Company hereby amends and restates the Plan to (i) change the name of the Plan to the "Franklin Electric Co., Inc. Stock Plan," (ii) extend the types of stock-based awards available under the Plan and (iii) make other desired changes as provided herein.

SECTION 2.  PURPOSE.

     The purpose of the Plan is to attract and retain outstanding individuals as Key Employees and Directors of the Company and its Subsidiaries, to recognize the contributions made to the Company and its Subsidiaries by Key Employees and Directors, and to provide such Key Employees and Directors with additional incentive to expand and improve the profits and achieve the objectives of the Company and its Subsidiaries, by providing such Key Employees and Directors with the opportunity to acquire or increase their proprietary interest in the Company through receipt of Awards of Stock Options and Stock Awards.

SECTION 3.  DEFINITIONS.

     As used in the Plan, the following terms shall have the meanings set forth below:

3.1 "Award" means any award or benefit granted under the Plan, which shall be a Stock Option or a Stock Award.

3.2 "Award Agreement" means, as applicable, a Stock Option Agreement, or Stock Award Agreement evidencing an Award granted under the Plan.

3.3  "Board" means the Board of Directors of the Company.

3.4 "Change in Control" has the meaning set forth in Section 8.2 of the Plan.

3.5 "Code" means the Internal Revenue Code of 1986, as amended from time to time.

3.6 "Committee" means the Personnel and Compensation Committee of the Board or such other committee as may be designated by the Board from time to time to administer the Plan.

3.7 "Common Stock" means the Common Stock, par value $.10 per share, of the Company.

3.8 "Company" means Franklin Electric Co., Inc., an Indiana corporation.

3.9 "Director" means a director of the Company who is not an employee of the Company or a Subsidiary.

3.10 "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

3.11 "Fair Market Value" means the closing price of the Common Stock on Nasdaq (as reported in The Wall Street Journal, Midwest Edition).

3.12 "Incentive Stock Option" or "ISO" means a Stock Option granted under Section 6 of the Plan that meets the requirements of Section 422(b) of the Code or any successor provision.

3.13 "Key Employee" means an employee of the Company or any Subsidiary selected to participate in the Plan in accordance with Section 4. A Key Employee may also include a person who is granted an Award (other than an Incentive Stock Option) in connection with the hiring of the person prior to the date the person becomes an employee of the Company or any Subsidiary, provided that such Award shall not vest prior to the commencement of employment.

3.14 "Non-Qualified Stock Option" or "NSO" means a Stock Option granted under Section 5 of the Plan that is not an Incentive Stock Option.

3.15 "Participant" means a Key Employee or Director selected to receive an Award under the Plan.

3.16 "Plan" means the Franklin Electric Co., Inc. Stock Plan.

3.17 "Stock Award" means a grant of shares of Common Stock under Section 7 of the Plan.

3.18 "Stock Option" means an Incentive Stock Option or a Non-Qualified Stock Option granted under Section 6 of the Plan.

3.19 "Subsidiary" means an entity of which the Company is the direct or indirect beneficial owner of not less than 50% of all issued and outstanding equity interest of such entity.

SECTION 4.  ADMINISTRATION.

4.1  The Board.

     The Plan shall be administered by the Board, except that the Board may delegate administration to the Committee to the extent that the Committee is comprised of at least two members of the Board who satisfy the "non-employee director" definition set forth in Rule 16b-3 under the Exchange Act and the "outside director" definition under Section 162(m) of the Code and the regulations thereunder, provided that until such time as the Board has two members who are both such non-employee directors and outside directors, the Committee may be composed otherwise. For purposes of the Plan, the term "Board" shall refer to the Board or, to the extent such authority has been delegated to the Committee, and other than for purposes of Section 4.2 and
Section 12, the Committee.

4.2  Authority of the Board.

(a)  The Board, in its sole discretion, shall determine the Key
Employees and Directors to whom, and the time or times at which

Awards will be granted, the form and amount of each Award, the expiration date of each Award, the time or times within which the Awards may be exercised, the cancellation of the Awards and the other limitations, restrictions, terms and conditions applicable to the grant of the Awards. The terms and conditions of the Awards need not be the same with respect to each Participant or with respect to each Award.

(b) To the extent permitted by applicable law, regulation, and rules of a stock exchange on which the Common Stock is listed or traded, the Board may delegate its authority to grant Awards to Key Employees and to determine the terms and conditions thereof to such officer of the Company as it may determine in its discretion, on such terms and conditions as it may impose, except with respect to Awards to officers subject to Section 16 of the Exchange Act or officers who are or may be "covered employees" as defined in
Section 162(m) of the Code.

(c) The Board may, subject to the provisions of the Plan, establish such rules and regulations as it deems necessary or advisable for the proper administration of the Plan, and may make determinations and may take such other action in connection with or in relation to the Plan as it deems necessary or advisable. Each determination or other action made or taken pursuant to the Plan, including interpretation of the Plan and the specific terms and conditions of the Awards granted hereunder, shall be final and conclusive for all purposes and upon all persons.

(d) No member of the Board or the Committee shall be liable for any action taken or determination made hereunder in good faith. Service on the Committee shall constitute service as a Director so that the members of the Committee shall be entitled to indemnification and reimbursement as Directors of the Company pursuant to the Company's Certificate of Incorporation and By-Laws.

4.3  Award Agreements.

     Each Award shall be evidenced by a written Award Agreement specifying the terms and conditions of the Award. In the sole discretion of the Board, the Award Agreement may condition the grant of an Award upon the Participant's entering into one or more of the following agreements with the Company: (a) an agreement not to compete with the Company and its Subsidiaries which shall become effective as of the date of the grant of the Award and remain in effect for a specified period of time following termination of the Participant's employment with the Company; (b) an agreement to cancel any employment agreement, fringe benefit or compensation arrangement in effect between the Company and the Participant; and (c) an agreement to retain the confidentiality of certain information. Such agreements may contain such other terms and conditions as the Board shall determine. If the Participant shall fail to enter into any such agreement at the request of the Board, then the Award granted or to be granted to such Participant shall be forfeited and cancelled.

SECTION 5.  SHARES OF COMMON STOCK SUBJECT TO PLAN.

5.1  Total Number of Shares.

     The total number of shares of Common Stock that may be issued under the Plan shall be 1,300,000. Such shares may be either authorized but unissued shares or treasury shares, and shall be adjusted in accordance with the provisions of Section 5.3 of the Plan. The number of shares of Common Stock delivered by a Participant or withheld by the Company on behalf of any such Participant as full or partial payment of an Award, including the exercise price of a Stock Option or of any required withholding taxes, shall once again be available for issuance pursuant to subsequent Awards, and shall not count towards the aggregate number of shares of Common Stock that may be issued under the Plan. Any shares of Common Stock subject to an Award may thereafter be available for issuance pursuant to subsequent Awards, and shall not count towards the aggregate number of shares of Common Stock that may be issued under the Plan, if there is a lapse, forfeiture, expiration, termination or cancellation of any such prior Award for any reason (including for reasons described in Section 4.3), or if shares of Common Stock are issued under such Award and thereafter are reacquired by the Company pursuant to rights reserved by the Company upon issuance thereof.

5.2  Shares Under Awards.

     Of the 1,300,000 shares of Common Stock authorized for issuance under the Plan pursuant to Section 5.1:

(a) The maximum number of shares of Common Stock as to which a Key Employee may receive Stock Options in any calendar year is 100,000, except that the maximum number of shares of Common Stock as to which a Key Employee may receive Stock Options in the calendar year in which such Key Employee begins employment with the Company or its Subsidiaries is 200,000.

(b) The maximum number of shares of Common Stock that may be subject to Stock Options (ISOs and/or NSOs) is 1,150,000.

(c) The maximum number of shares of Common Stock that may be used for Stock Awards is 150,000.

The numbers of shares described herein shall be as adjusted in accordance with
Section 5.3 of the Plan.

5.3  Adjustment.

     In the event of any reorganization, recapitalization, stock split, stock distribution, merger, consolidation, split-up, spin-off, combination, subdivision, consolidation or exchange of shares, any change in the capital structure of the Company or any similar corporate transaction, the Board shall make such adjustments as it deems appropriate, in its sole discretion, to preserve the benefits or intended benefits of the Plan and Awards granted under the Plan. Such adjustments may include: (a) adjustment in the number and kind of shares reserved for issuance under the Plan; (b) adjustment in the number and kind of shares covered by outstanding Awards; (c) adjustment in the exercise price of outstanding Stock Options or the price of other Awards under the Plan; (d) adjustments to any of the shares limitations set forth in
Section 5.1 or 5.2 of the Plan; and (e) any other changes that the Board determines to be equitable under the circumstances.

SECTION 6.  GRANTS OF STOCK OPTIONS.

6.1  Grant.

     Subject to the terms of the Plan, the Board may from time to time grant Stock Options to Participants. Unless otherwise expressly provided at the time of the grant, Stock Options granted under the Plan to Key Employees will be NSOs. Stock Options granted under the Plan to Directors who are not employees of the Company or any Subsidiary will be NSOs.

6.2  Stock Option Agreement.

     The grant of each Stock Option shall be evidenced by a written Stock Option Agreement specifying the type of Stock Option granted, the exercise period, the exercise price, the terms for payment of the exercise price, the expiration date of the Stock Option, the number of shares of Common Stock to be subject to each Stock Option and such other terms and conditions established by the Board, in its sole discretion, not inconsistent with the Plan.

6.3  Exercise Price and Exercise Period.

With respect to each Stock Option granted to a Participant:

(a) Except as provided in the Stock Option Agreement, the per share exercise price of each Stock Option shall be the Fair Market Value of the Common Stock subject to the Stock Option on the date on which the Stock Option is granted.

(b) Each Stock Option shall become exercisable as provided in the Stock Option Agreement; provided that the Board shall have the discretion to accelerate the date as of which any Stock Option shall become exercisable in the event of the Participant's termination of employment with the Company, or service on the Board, without cause (as determined by the Board in its sole discretion).

(c)  Except as provided in the Stock Option Agreement, each Stock
Option shall expire, and all rights to purchase shares of Common
Stock thereunder shall expire, on the date ten years after the date of grant.

6.4  Required Terms and Conditions of ISOs.

     In addition to the foregoing, each ISO granted to a Key Employee shall be subject to the following specific rules:

(a) The aggregate Fair Market Value (determined with respect to each ISO at the time such Option is granted) of the shares of Common Stock with respect to which ISOs are exercisable for the first time by a Key Employee during any calendar year (under all incentive stock option plans of the Company and its Subsidiaries) shall not exceed $100,000. If the aggregate Fair Market Value (determined at the time of grant) of the Common Stock subject to an ISO which first becomes exercisable in any calendar year exceeds the limitation of this Section 6.4(a), so much of the ISO that does not exceed the applicable dollar limit shall be an ISO and the remainder shall be an NSO; but in all other respects, the original Stock Option Agreement shall remain in full force and effect.

(b) Notwithstanding anything herein to the contrary, if an ISO is granted to a Key Employee who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (or its parent or subsidiaries within the meaning of Section 422(b)(6) of the Code): (i) the purchase price of each share of Common Stock subject to the ISO shall be not less than 110% of the Fair Market Value of the Common Stock on the date the ISO is granted; and (ii) the ISO shall expire, and all rights to purchase shares of Common Stock thereunder shall expire, no later than the fifth anniversary of the date the ISO was granted.

(c) No ISOs shall be granted under the Plan after ten years from the earlier of the date the Plan is adopted or approved by stockholders of the Company.

6.5  Exercise of Stock Options.

(a) A Participant entitled to exercise a Stock Option may do so by delivering written notice to that effect specifying the number of shares of Common Stock with respect to which the Stock Option is being exercised and any other information the Board may prescribe. All notices or requests provided for herein shall be delivered to the Chief Financial Officer of the Company.

(b) The Board in its sole discretion may make available one or more of the following alternatives for the payment of the Stock
Option exercise price:

(i)  in cash;

(ii) in cash received from a broker-dealer to whom the Participant has submitted an exercise notice together with irrevocable instructions to deliver promptly to the Company the amount of sales proceeds from the sale of the shares subject to the Stock Option to pay the exercise price;

(iii) by delivering previously acquired shares of Common
Stock that are acceptable to the Board and that have an aggregate Fair Market Value on the date of exercise equal to the Stock Option exercise price; or

(iv) by certifying to ownership by attestation of such previously acquired shares of Common Stock.

The Board shall have the sole discretion to establish the terms and conditions applicable to any alternative made available for payment of the Stock Option exercise price.

(c) The Company shall issue, in the name of the Participant, stock certificates representing the total number of shares of Common Stock issuable pursuant to the exercise of any Stock Option as soon as reasonably practicable after such exercise; provided that any shares of Common Stock purchased by a Participant through a broker-dealer pursuant to Section 5.5(b)(ii) or Section 8(b) shall be delivered to such broker-dealer in accordance with 12 C.F.R. 220.3(e)(4) or other applicable provision of law.

SECTION 7.  STOCK AWARDS.

7.1  Grant.

     The Board may, in its discretion, (a) grant shares of Common Stock under the Plan to any Participant without consideration from such Participant or (b) sell shares of Common Stock under the Plan to any Participant for such amount of cash, Common Stock or other consideration as the Board deems appropriate.

7.2  Stock Award Agreement.

     Each share of Common Stock granted or sold hereunder shall be subject to such restrictions, conditions and other terms as the Board may determine at the time of grant or sale, the general provisions of the Plan, the restrictions, terms and conditions of the related Stock Award Agreement, and the following specific rules:

(a) Shares of Common Stock issued to a Participant under the Plan shall be evidenced by a Stock Award Agreement, which shall specify whether the shares of Common Stock are granted or sold to the Participant and such other provisions, not inconsistent with the terms and conditions of the Plan, as the Board shall determine.

(b) The restrictions to which the shares of Common Stock awarded hereunder are subject shall lapse as provided in Stock Award Agreement; provided that the Board shall have the discretion to accelerate the date as of which the restrictions lapse with respect to any Award held by a Participant in the event of the Participant's termination of employment with the Company, or service on the Board, without cause (as determined by the Board in its sole discretion).

(c) The Board may, in its discretion, establish as restrictions on the shares of Common Stock performance goals that qualify the Stock Award as "performance-based compensation" within the meaning of Section 162(m) of the Code. Performance goals may be based on one or more business criteria, including, but not limited to: (i) net income, (ii) average return on equity; (iii) net income as a percentage of sales, (iv) sales growth, (v) return on assets, (vi) earnings per share, and (vii) Common Stock price. Performance goals may be absolute in their terms or measured against or in relationship to the performance of other companies or indices selected by the Board. In addition, performance goals may be adjusted for any events or occurrences (including acquisition expenses, extraordinary charges, losses from discontinued operations, restatements and accounting charges and restructuring expenses), as may be determined by the Board. With respect to each performance period, the Board shall establish such performance goals relating to one or more of the business criteria identified above, and shall establish targets for Participants for achievement of performance goals. Following the completion of each performance period, the Board shall determine the extent to which performance goals for that performance period have been achieved and the related performance-based restrictions shall lapse in accordance with the terms of the applicable Stock Award Agreement.

(d) The Company shall issue, in the name of the Participant, stock certificates representing the total number of shares of Common Stock granted or sold to the Participant, as soon as may be reasonably practicable after such grant or sale, which shall be held by the Secretary of the Company until such time as the Common Stock is forfeited, resold to the Company, or the restrictions lapse. Notwithstanding the foregoing, the Company, in lieu of issuing stock certificates, may reflect the issuance of shares of Common Stock to a Participant on a non-certificated basis, with the ownership of such shares by the Participant evidenced solely by book entry in the records of the Company's transfer agent; provided, however that following the lapse of all restrictions with respect to the shares granted or sold to a Participant, the Company, upon the written request of the Participant, shall issue, in the name of the Participant, stock certificates representing such shares.

(e) Subject to the provisions of subsection (b) hereof and the restrictions set forth in the related Stock Award Agreement, the Participant receiving a grant of or purchasing Common Stock shall thereupon be a stockholder with respect to all of the shares represented by such certificate or certificates and shall have the rights of a stockholder with respect to such shares, including the right to vote such shares and to receive dividends and other distributions paid with respect to such shares.

SECTION 8.  CHANGE IN CONTROL.

8.1  Effect of Change in Control.

(a) Notwithstanding any of the provisions of the Plan or any outstanding Award Agreement, upon a Change in Control of the Company (as defined in Section 8.2): (i) all outstanding Awards shall become fully exercisable; (ii) all restrictions applicable to all Awards shall terminate or lapse; and (iii) performance goals applicable to any Stock Awards shall be deemed satisfied at the highest target level, as applicable, in order that Participants may fully realize the benefits thereunder.

(b) In addition to the Board's authority set forth in Section 4, upon such Change in Control of the Company, the Board is authorized, and has sole discretion, as to any Award, either at the time such Award is granted hereunder or any time thereafter, to take any one or more of the following actions: (i) provide for the purchase of any outstanding Stock Option, for an amount of cash equal to the difference between the exercise price and the then Fair Market Value of the Common Stock covered thereby had such Stock Option been currently exercisable; (ii) make such adjustment to any such Award then outstanding as the Board deems appropriate to reflect such Change in Control; and (iii) cause any such Award then outstanding to be assumed, by the acquiring or surviving corporation, after such Change in Control.

8.2  Definition of Change in Control.

     "Change in Control" of the Company shall be deemed to have occurred if at any time during the term of an Award granted under the Plan any of the following events occurs:

(a) any Person (other than the Company, a trustee or other fiduciary holding securities under an employee benefit plan of the Company, or a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of shares of Common Stock of the Company) is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding securities entitled to vote generally in the election of directors ("Person" and "Beneficial Owner" being defined in Rule 13d-3 of the General Rules and Regulations of the Exchange Act);

(b) the Company is party to a merger, consolidation, reorganization or other similar transaction with another corporation or other Person unless, following such transaction, more than 50% of the combined voting power of the outstanding securities of the surviving, resulting or acquiring corporation or Person or its parent entity entitled to vote generally in the election of directors (or Persons performing similar functions) is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners of the Company's outstanding securities entitled to vote generally in the election of directors immediately prior to such transaction, in substantially the same proportions as their ownership, immediately prior to such transaction, of the Company's outstanding securities entitled to vote generally in the election of directors;

(c) the election to the Board, without the recommendation or approval of two-thirds of the incumbent Board, of the lesser of:
(i) three Directors; or (ii) Directors constituting a majority of the number of Directors of the Company then in office; provided, however, that Directors whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of Directors of the Company will not be considered as incumbent members of the Board for purposes of this Section; or

(d) there is a complete liquidation or dissolution of the Company, or the Company sells all or substantially all of its business and/or assets to another corporation or other Person unless, following such sale, more than 50% of the combined voting power of the outstanding securities of the acquiring corporation or Person or its parent entity entitled to vote generally in the election of directors (or Persons performing similar functions) is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners of the Company's outstanding securities entitled to vote generally in the election of directors immediately prior to such sale, in substantially the same proportions as their ownership, immediately prior to such sale, of the Company's outstanding securities entitled to vote generally in the election of directors.

     In no event, however, shall a Change in Control be deemed to have occurred, with respect to a Participant, if that Participant is part of a purchasing group which consummates the Change in Control transaction. A Participant shall be deemed "part of a purchasing group" for purposes of the preceding sentence if the Participant is an equity participant or has agreed to become an equity participant in the purchasing company or group (except for (a) passive ownership of less than 3% of the shares of the purchasing company; or (b) ownership of equity participation in the purchasing company or group which is otherwise not deemed to be significant, as determined prior to the Change in Control by a majority of the disinterested Directors).

SECTION 9.  PAYMENT OF TAXES.

     In connection with any Award, and as a condition to the issuance or delivery of any shares of Common Stock to the Participant in connection therewith, the Company may require the Participant to pay the Company an amount equal to the minimum amount of the tax the Company or any Subsidiary may be required to withhold to obtain a deduction for federal, state or local income tax purposes as a result of such Award or to comply with applicable law. The Board in its sole discretion may make available one or more of the following alternatives for the payment of such taxes:

(a)  in cash;

(b) in cash received from a broker-dealer to whom the Participant has submitted notice together with irrevocable instructions to deliver promptly to the Company the amount of sales proceeds from the sale of the shares subject to the Award to pay the withholding taxes;

(c) by directing the Company to withhold such number of shares of Common Stock otherwise issuable in connection with the Award having an aggregate Fair Market Value equal to the minimum amount of tax required to be withheld;

(d) by delivering previously acquired shares of Common Stock of the Company that are acceptable to the Board that have an aggregate Fair Market Value equal to the amount required to be withheld; or

(e) by certifying to ownership by attestation of such previously acquired shares of Common Stock.

The Board shall have the sole discretion to establish the terms and conditions applicable to any alternative made available for payment of the required withholding taxes.

SECTION 10. POSTPONEMENT.

     The Board may postpone any grant or settlement of an Award or exercise of a Stock Option for such time as the Board in its sole discretion may deem necessary in order to permit the Company:

(a) to effect, amend or maintain any necessary registration of the Plan or the shares of Common Stock issuable pursuant to an Award, including upon the exercise of an Option, under the Securities Act of 1933, as amended, or the securities laws of any applicable jurisdiction;

(b) to permit any action to be taken in order to (i) list such shares of Common Stock on a stock exchange if shares of Common Stock are then listed on such exchange or (ii) comply with restrictions or regulations incident to the maintenance of a public market for its shares of Common Stock, including any rules or regulations of any stock exchange on which the shares of Common Stock are listed; or

(c) to determine that such shares of Common Stock and the Plan are exempt from such registration or that no action of the kind referred to in (b)(ii) above needs to be taken; and the Company shall not be obligated by virtue of any terms and conditions of any Award or any provision of the Plan to sell or issue shares of Common Stock in violation of the Securities Act of 1933 or the law of any government having jurisdiction thereof.

Any such postponement shall not extend the term of an Award and neither the Company nor its Directors or officers shall have any obligation or liability to a Participant, the Participant's successor or any other person with respect to any shares of Common Stock as to which the Award shall lapse because of such postponement.

SECTION 11. NONTRANSFERABILITY.

     Awards granted under the Plan, and any rights and privileges pertaining thereto, may not be transferred, assigned, pledged or hypothecated in any manner, or be subject to execution, attachment or similar process, by operation of law or otherwise, other than:

(a)  by will or by the laws of descent and distribution;

(b) pursuant to the terms of a qualified domestic relations order to which the Participant is a party that meets the requirements of any relevant provisions of the Code; or

(c)  as permitted by the Board with respect to an NSO or Stock
Award transferable by the Participant during his lifetime.

In each case, the terms and conditions applicable to the transferability of the Award shall be established by the Board.

SECTION 12. TERMINATION OR AMENDMENT OF PLAN AND AWARD AGREEMENTS.

12.1 Termination or Amendment of Plan.

(a) Except as described in (b) below, the Board may terminate, suspend, or amend the Plan, in whole or in part, from time to time, without the approval of the stockholders of the Company, unless such approval is required by applicable law, regulation or rule of any stock exchange on which the shares of Common Stock are listed. No amendment or termination of the Plan shall adversely affect the right of any Participant under any outstanding Award in any material way without the written consent of the Participant, unless such amendment or termination is required by applicable law, regulation or rule of any stock exchange on which the shares of Common Stock are listed. Subject to the foregoing, the Board may correct any defect or supply an omission or reconcile any inconsistency in the Plan or in any Award granted hereunder in the manner and to the extent it shall deem desirable, in its sole discretion, to effectuate the Plan.

(b) Notwithstanding the foregoing, there shall be no amendment to the Plan or any outstanding Stock Option Agreement that results in the repricing of Stock Options.

(c) The Board shall have the authority to amend the Plan to the extent necessary or appropriate to comply with applicable law, regulation or accounting rules in order to permit Participants who are located outside of the United States to participate in the Plan.

12.2 Amendment of Award Agreements.

     The Board shall have the authority to amend any Award Agreement at any time; provided however, that no such amendment shall adversely affect the right of any Participant under any outstanding Award Agreement in any material way without the written consent of the Participant, unless such amendment is required by applicable law, regulation or rule of any stock exchange on which the shares of Common Stock are listed.

SECTION 13. NO CONTRACT OF EMPLOYMENT.

     Neither the adoption of the Plan nor the grant of any Award under the Plan shall be deemed to obligate the Company or any Subsidiary to continue the employment of any Participant for any particular period, nor shall the granting of an Award constitute a request or consent to postpone the retirement date of any Participant.

SECTION 14. APPLICABLE LAW.

     All questions pertaining to the validity, construction and administration of the Plan and all Awards granted under the Plan shall be determined in conformity with the laws of the State of Indiana, without regard to the conflict of law provisions of any state, and, in the case of Incentive Stock Options, Section 422 of the Code and regulations issued thereunder.

SECTION 15. EFFECTIVE DATE AND TERM OF PLAN.

15.1  Effective Date.

     The Plan has been adopted and authorized by the Board for submission to the stockholders of the Company. The Plan shall become effective as of the date the Plan is approved by the stockholders of the Company.

15.2  Term of Plan.

     Notwithstanding anything to the contrary contained herein, no Awards shall be granted on or after the 10th anniversary of the Plan's effective date as determined in Section 15.1 above.

                                 APPENDIX 1

FRANKLIN ELECTRIC PROXY

Franklin Electric Co., Inc.
400 East Spring Street
Bluffton, IN 46714

This Proxy is Solicited on Behalf of the Board of Directors.
The undersigned hereby appoints R. Scott Trumbull and Gregg C. Sengstack as Proxies, and each of them, with full power of substitution, with all power the undersigned would possess if personally present, and to vote all shares of common stock of Franklin Electric Co., Inc. held of record by the undersigned on February 25, 2005, which the undersigned would be entitled to vote at the Annual Meeting of Shareholders to be held on April 29, 2005 or any adjournment or postponement thereof.

1. ELECTION OF DIRECTORS. Proposal to elect David A. Roberts and Howard B. Witt as directors to serve until the 2008 Annual Meeting of Shareholders.
        [ ]FOR all nominees   [ ]WITHHOLD AUTHORITY to vote for all nominees

(INSTRUCTIONS: To withhold authority to vote for any individual nominee strike a line through the nominee's name in the list below.)
                    David A. Roberts    Howard B. Witt

2. FOR approval of the amendment and restatement of the Franklin Electric Co., Inc. Performance Incentive Stock Plan.
          [ ]FOR     [ ]AGAINST     [ ]ABSTAIN

3. APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM. Proposal to ratify the appointment of Deloitte & Touche LLP as the Company's Independent Registered Public Accounting Firm for the 2005 fiscal year.
          [ ]FOR     [ ]AGAINST     [ ]ABSTAIN

4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting, or any adjournment or postponements thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR proposals 1, 2, and 3.

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

DATED________________________________, 2005

___________________________________________
                Signature

___________________________________________
         Signature if held jointly

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.